UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

4876 Rocking Horse Circle, Fargo, ND 58106-6049

(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 28, 2008, Titan Machinery Inc. (the “Company”) entered into a Loan Agreement with Bremer Bank, N.A. (“Bremer”), which provides for a $25 million revolving operating line of credit (the “Facility”).  The Facility may be used to fund short term working capital requirements of the Company.   The $25 million Facility replaces the Company’s previous $12 million operating line of credit with Bremer.  Under the terms of new Loan Agreement, the Company’s Chief Executive Officer, David Meyer, is no longer a personal guarantor of the Bremer Facility. The Facility has a variable interest rate of 0.25% per annum below the prime rate, requires monthly payments of accrued interest, and has a maturity date of August 1, 2009.   Advances under the Facility are secured by substantially all of the Company’s assets.  The Facility contains customary financial covenants and various restrictive covenants that are substantially identical to those of the previous Bremer loan agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: September 4, 2008	By	/s/ Mark Kalvoda
Mark Kalvoda
Chief Accounting Officer